Exhibit 10.10

Supplemental Share Transfer Agreement

Transferor: **************	Party A
Transferor: **************	Party B
Transferor: **************	Party C
Transferee: Shanghai Feng Han Enterprise Development Ltd	Party D
Third Party: Wen Zhou Li Ji Hospital Investment Management Ltd.	The Project Company

In the view of:

1.	Party A, party B, Party C, and Party D have signed “Share Transfer Agreement” on March 2, 2009. Party A, Party B and party C have transferred their corresponded 50%, 30% and 20% of ownership of the Project Company, respectively, to Party D in the total amount of RMB3,000,000. Party D has 100% of the Project Company’s ownership.

2.	Before transfer of the share of the Project Company, as former owners of the Project Company, Party A, Party B, Party C have loaned RMB15,000,000 into the company. The loan is for the Project Company to entrust Rui’An Second People’s Hospital, and to be repaid to its former owners after the ownership transferred

After friendly negotiation, Party A, party B, party C, party D and Project Company have agreed upon that Party D will repay the loan to the party A, party B and Party C, respectively, instead of Project Company. The supplemental agreement is as following:

1.	Party A, Party B and Party C confirm that three parties had loaned RMB 15,000,000.00 to the project Company before the transfer.

2.	Party D will repay RMB15,000,000 to Party A, Party B and Party C instead of the Project Company in 30 days after signing of this agreement.

3.	After repayment of the whole amount of RMB15,000,000, Party A, Party B and Party C no longer have any right or obligation over the debt or credit of Party D, the Project Company and Rui’ An Second People’s Hospital.

4.	The Project Company and Party D have confirmed that before ownership transfer, former owners have loaned RMB 15,000,000.00 to the Project Company. Due to the operation needs, Party D will repay the loan on behalf of the Project Company. After the full amount is paid, the Project Company owes Party D RMB15,000,000, and this shall be paid according to mutual consent.

5.	If the articles in the Supplemental Share Transfer Agreement conflicts with the Share Transfer Agreement, supplemental agreement should be followed.

6.	If disagreement appears during the duration of the agreement, it shall be resolved through mediation. If disagreement still exists, any party can file lawsuits to the People’s District court that has jurisdiction over Party D

7.	There are ten copies of the agreement in total, two copies for each party. Each of agreement shall deem equally authentic

8.	The contract will be effective when all five parties signed or sealed.

*	Information has been omitted pursuant to a Request for Confidential Treatment and filed separately with the SEC

Party A: **************

Party B: **************

Party C: **************

Party D: Shanghai Feng Han Enterprise Development Ltd

Third Party: Wen Zhou Li Ji Hospital Investment Management Ltd

March 12, 2009

*	Information has been omitted pursuant to a Request for Confidential Treatment and filed separately with the SEC